UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2010

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road
Suite 2050
Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 6, 2010, Sparton Medical Systems Colorado, LLC, a Colorado limited liability company (“Sparton Medical”) and wholly owned subsidiary of Sparton Corporation (“Sparton”), completed the acquisition of certain assets of the contract manufacturing business of Delphi Medical Systems, LLC, a Delaware limited liability company (“Delphi Medical”) upon the satisfaction of certain closing conditions described in the Asset Purchase Agreement between Sparton Medical and Delphi Medical dated July 9, 2010 (the “Purchase Agreement”), as further described on Form 8-K filed on July 12, 2010 by Sparton. The purchase price under the Purchase Agreement is $8,000,000, subject to final inventory and assumed employee accrual adjustments.

The foregoing does not constitute a complete summary of the acquisition and reference is made to the press release attached as Exhibit 99.1 to this report and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated August 6, 2010 issued by Sparton Corporation regarding the Delphi Medical Acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: August 6, 2010	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated August 6, 2010 issued by Sparton Corporation regarding the Delphi Medical Acquisition